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                                                                    EXHIBIT 99.1

                          FPA MEDICAL MANAGEMENT, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS

    The undersigned stockholder(s) of FPA Medical Management, Inc., a Delaware corporation ("FPA"), revoking all previous proxies, hereby appoints Seth Flam, Steven M. Lash and James A. Lebovitz, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of FPA Common Stock, par value $.002 per share ("FPA Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of FPA, to be held at FPA's offices, 3636 Nobel Drive, Suite 200, San Diego, California 92122, on March 17, 1997, at 10:00 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

    1. To adopt an Agreement and Plan of Merger (as amended, the "Merger Agreement") between FPA, FPA Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of FPA, and AHI Healthcare Systems, Inc. ("AHI"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into AHI (the "Merger") pursuant to which AHI will become a wholly owned subsidiary of FPA and each outstanding share of Common Stock of AHI will be converted into a fraction (the "Conversion Number") of one share of FPA Common Stock.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    2. To approve an amendment to the FPA Medical Management, Inc. Omnibus Stock Option Plan (the "FPA Plan") which would, upon becoming effective, increase the total number of shares of FPA Common Stock issuable upon exercise of options granted under such plan from 5,000,000 to 6,500,000.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    3. To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    4. To vote on such other business as may properly come before the Special Meeting of Stockholders and any and all adjournments or postponements thereof.

    This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" approval of the Merger Agreement and "FOR" approval of the amended FPA Plan. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Stockholders and any and all adjournments or postponements thereof.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.

                                             Dated:                       , 1997
                                                   -----------------------

                                             -----------------------------------
                                                  Signature of Stockholder

                                             -----------------------------------
                                                  Signature of Stockholder

                                             NOTE: Please sign this Proxy as the
                                             name(s) appears hereon. When
                                             signing as attorney-in-fact,
                                             executor, administrator, trustee or
                                             guardian, please add your title as
                                             such. Proxies executed in the name
                                             of a corporation should be signed
                                             on behalf of the corporation by a
                                             duly authorized officer. Where
                                             shares are owned in the name of two
                                             or more persons, all such persons
                                             should sign this Proxy.